Exhibit 99

Granite City Continues Its Positive Sales and Guest Count Trends Through Third Quarter 2010

Company Outperforms Industry with 3.9% Positive Comps for Sales and 5.0% Increase in Guest Counts Through First Nine Months of 2010

MINNEAPOLIS November 9, 2010 — Granite City Food & Brewery Ltd. (Nasdaq: GCFB), a Modern American upscale casual restaurant chain, today reported results for the third quarter ended September 28, 2010.

Highlights for the third quarter 2010 were as follows:

•                  Total restaurant sales increased 3.7% to $22.3 million from $21.5 million a year-ago.  Comparable restaurant sales for the third quarter increased 4.0% to $21.3 million from $20.5 million a year-ago.

•                  Guest counts at comparable restaurants increased 3.7% compared to a year-ago.

•                  Restaurant-level income before occupancy (“IBO”) margin improved to 22.3% in the third quarter of 2010 from 21.7% in prior year third quarter.

•                  EBITDA at $1.4 million for the third quarter 2010 increased $300,000 compared to the prior year quarter.

Third Quarter 2010 Financial Results

“Granite City continued to see its customer traffic and same store sales grow during the third quarter,” said Steve Wagenheim, President and Chief Executive Officer of Granite City.  “Although we used discounting and marketing at a higher level than we would have liked during the quarter, we are pleased with the momentum of our sales and guest trends moving into the holiday season.  Our goal is to reduce our discounting during the fourth quarter to enhance our margins and cash flow.”

Total revenue for third quarter 2010 increased by 3.7% to $22.3 million compared to $21.5 million for the third quarter of 2009.  Total cost of sales before occupancy was $17.3 million in the third quarter or 77.7% of sales compared to prior year third quarter cost of sales before occupancy of $16.8 million or 78.3% of sales. The primary source of this percentage improvement was a decrease in labor costs as a percentage of revenue of 1.0 percentage points and a decrease in food, beverage and retail costs as a percentage of revenue of 0.2 percentage points, partially offset by an increase in restaurant operating expenses of 0.5 percentage points.  For all the restaurants, the restaurant-level IBO margin was 22.3% for the third quarter of 2010 compared to 21.7% in the third quarter of 2009.

General and administrative expenses were $1.6 million or 7.1% of revenue for the third quarter of 2010 compared to $1.4 million or 6.5% of revenue for the third quarter of 2009.  After adjusting for the one time reclassification of deferred transaction costs in the third quarter of 2009, general and administrative cost decreased $310,000 in the third quarter of 2010 compared to the third quarter of 2009 as a result of our cost control initiatives.

The net loss for the third quarter of 2010 was $1.5 million or $(0.20) per share compared to a net loss of $1.7 million or $(0.64) per share in the third quarter of 2009.

Year to Date 2010 Financial Results

Total revenue for the first three quarters of 2010 increased by 4.2% to $67.7 million compared to $65.0 million for the first three quarters of 2009.  Total cost of sales before occupancy was $51.8 million in the first three quarters of 2010 or 76.5% of sales compared to first three quarters 2009 cost of sales before occupancy of $50.3 million or 77.4% of sales. The primary source of this percentage improvement was a decrease in labor costs as a percentage of revenue of 0.8 percentage points and a decrease of store operating expenses as a percentage of revenue of 0.1 percentage points, partially offset by an increase in commodity food costs of 0.1 percentage points. For all the restaurants, the restaurant-level IBO margin was 23.5% in the first three quarters of 2010 compared to 22.6% in the first three quarters of 2009.

General and administrative expenses were $4.8 million or 7.1% of revenue for the first three quarters of 2010, compared to $5.9 million or 9.1% of revenue for the first three quarters of 2009. The primary sources of such year-to-date decrease were lower expenses related to recruiting, consulting, compensation, legal and travel.

The net loss for the first three quarters of 2010 was $2.9 million or $(0.40) per share compared to a net loss of $7.0 million or $(2.59) per share in the first three quarters of 2009.

Third Quarter 2010 Conference Call

The Company will host a conference call to discuss its third quarter financial results on Wednesday, November 10, 2010 at 10:00 am Central Time.  The call may be accessed by calling 1-888-450-4823 and referencing code 197973.  A replay of the call will be available for 30 days and may be accessed by calling 1-888-348-4629 and entering replay code 197973.

About Granite City

Granite City Food & Brewery Ltd. is a Modern American upscale casual restaurant chain that operates 26 restaurants in 11 states.  The menu features affordable yet high quality family favorite menu items prepared from made-from-scratch recipes and served in generous portions.  The sophisticated yet unpretentious restaurants, proprietary food and beverage products, attractive price points and high service standards combine for a great dining experience.  Granite City opened its first restaurant in St. Cloud, Minnesota in 1999.

Forward-Looking Statements, Non-GAAP Financial Measurements, and Comparable Restaurant Data

Certain statements made in this press release of a non-historical nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.  Such factors include, but are not limited to, changes in economic conditions, changes in consumer preferences or discretionary consumer spending, a significant change in the performance of any existing restaurants, our ability to continue funding our operations and meet our debt service obligations, our ability to avoid lease terminations and other material adverse consequences despite withholding rent from certain of our landlords during rent negotiations, and the risks and uncertainties described in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2010, as amended by the risks and uncertainties described in our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2010 and November 9, 2010.

Additionally, this press release contains certain non-GAAP financial measures, including references to restaurant-level IBO and company-wide EBITDA. As compared to the nearest GAAP measurement for our company, restaurant-level IBO represents revenue less cost of food, beverage, labor and restaurant operating costs.  We use restaurant-level IBO and restaurant-level IBO as a percentage of revenue as internal measurements of restaurant-level operating performance. Restaurant-level IBO as we define it may not be comparable to similar measurements used by other companies and is not a measure of performance or liquidity presented in accordance with GAAP.  We believe that restaurant-level IBO is an important component of our financial results because it is a widely used measurement within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance.  We use restaurant-level IBO as a means of evaluating our restaurants’ financial performance compared with our competitors. As compared to the nearest GAAP measurement for our company, company-wide EBITDA represents operating loss with the add-back of depreciation and amortization, net loss on disposal of assets and exit or disposal costs (Rogers & Troy). We use company-wide EBITDA as a way to measure our overall internal operational performance without restaurant closings and as a means of evaluating our financial performance compared with our competitors.  These non-GAAP measurements should not be used as substitutes for net loss, net cash provided by or used in operations or other financial data prepared in accordance with GAAP. Schedules of reconciliations of restaurant-level IBO and company-wide EBITDA for the third quarters and first three quarters of 2010 and 2009 are provided herein.

Finally, in order to provide supplemental results of operations information, we have included certain adjusted financial measures. In particular, we have presented various financial metrics for comparable restaurants, which are those restaurants that have been open for 18 months or more.  The contributions of this group of restaurants to company-wide performance are set forth herein.

Contacts:	Steven J. Wagenheim	James G. Gilbertson

	President and Chief Executive Officer	Chief Financial Officer

	(952) 215-0678	(952) 215-0676

GRANITE CITY FOOD & BREWERY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 28,	September 29,	September 28,	September 29,
	2010	2009	2010	2009

Restaurant revenue	$22,271,547	$21,478,123	$67,729,980	$65,004,189

Cost of sales:
Food, beverage and retail	6,163,390	5,982,592	18,694,615	17,864,596
Labor	7,639,081	7,578,646	23,203,003	22,805,179
Direct restaurant operating	3,504,658	3,261,449	9,931,699	9,619,339
Occupancy	1,997,789	1,670,941	6,399,753	4,814,456
Total cost of sales	19,304,918	18,493,628	58,229,070	55,103,570

Pre-opening	—	—	—	211,262
General and administrative	1,588,399	1,397,184	4,803,441	5,892,251
Depreciation and amortization	1,512,449	1,760,339	4,469,527	5,195,056
Exit or disposal activities	374,485	174,787	634,876	776,327
Loss (gain) on disposal of assets	17,969	8,278	(58,186)	58,686
Operating loss	(526,673)	(356,093)	(348,748)	(2,232,963)

Interest:

Income	5,968	79	10,151	1,687
Expense	(936,985)	(1,365,885)	(2,590,658)	(4,748,325)
Net interest expense	(931,017)	(1,365,806)	(2,580,507)	(4,746,638)

Net loss	$(1,457,690)	$(1,721,899)	$(2,929,255)	$(6,979,601)

Loss per common share, basic	$(0.20)	$(0.64)	$(0.40)	$(2.59)

Weighted average shares outstanding, basic	7,367,895	2,699,642	7,366,807	2,699,642

Selected Balance Sheet Information

	September 28, 2010	December 29, 2009

Cash	$1,949,564	$1,743,599
Current assets, including cash	$3,367,726	$3,139,018
Total assets	$54,565,883	$56,021,956
Current liabilities	$12,004,194	$11,668,965
Total liabilities	$49,690,569	$48,693,656
Shareholders’ equity	$4,875,314	$7,328,300

Non-GAAP Reconciliations Q3 2010 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$21,332,297	100%	$939,250	100%	$22,271,547	100%

Cost of sales:
Food, beverage and retail	5,896,993	27.6%	266,397	28.4%	6,163,390	27.7%
Labor	7,348,882	34.4%	290,199	30.9%	7,639,081	34.3%
Direct restaurant operating expenses	3,365,656	15.8%	139,002	14.8%	3,504,658	15.7%

Restaurant-level IBO*	$4,720,766	22.1%	$243,652	25.9%	$4,964,418	22.3%

Occupancy					1,997,789	9.0%
General and administrative					1,588,399	7.1%

Company-wide EBITDA*					1,378,230	6.2%

Depreciation and amortization					1,512,449
Exit or disposal activities, other					392,454

Operating loss					(526,673)

Interest:
Income					5,968
Expense					(936,985)
Net interest expense					(931,017)

Net loss as reported under GAAP					$(1,457,690)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q3 2009 Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$17,942,177	100%	$3,535,946	100%	$21,478,123	100%

Cost of sales:
Food, beverage and retail	4,989,173	27.8%	993,419	28.1%	5,982,592	27.9%
Labor	6,301,373	35.1%	1,277,273	36.1%	7,578,646	35.3%
Direct restaurant operating expenses	2,674,655	14.9%	586,794	16.6%	3,261,449	15.2%

Restaurant-level IBO*	$3,976,976	22.2%	$678,460	19.2%	$4,655,436	21.7%

Occupancy					1,670,941	7.8%
General and administrative					1,397,184	6.5%
Adjust deferred transaction cost reclassification					500,975	2.3%

Company-wide EBITDA*					1,086,336	5.1%

Depreciation and amortization					1,760,339
Exit or disposal activities, other					183,065

Operating loss					(857,068)

Interest:
Income					79
Expense					(1,365,885)
Net interest expense					(1,365,806)

Net loss as reported under GAAP					$(1,721,899)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q3 2010 YTD Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$64,199,592	100%	$3,530,388	100%	$67,729,980	100%

Cost of sales:
Food, beverage and retail	17,716,940	27.6%	977,675	27.7%	18,694,615	27.6%
Labor	22,075,215	34.4%	1,127,788	31.9%	23,203,003	34.3%
Direct restaurant operating expenses	9,449,773	14.7%	481,926	13.7%	9,931,699	14.7%

Restaurant-level IBO*	$14,957,664	23.3%	$942,999	26.7%	$15,900,663	23.5%

Occupancy					6,399,753	9.4%
General and administrative					4,803,441	7.1%

Company-wide EBITDA*					4,697,469	6.9%

Depreciation and amortization					4,469,527
Exit or disposal activities, other					576,690

Operating loss					(348,748)

Interest:
Income					10,151
Expense					(2,590,658)
Net interest expense					(2,580,507)

Net loss as reported under GAAP					$(2,929,255)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.

Non-GAAP Reconciliations Q3 2009 YTD Results

	Comparable Restaurants	% of Sales	New Restaurants	% of Sales	Total for All Restaurants As Reported	% of Sales

Restaurant revenues	$50,986,091	100%	$14,018,098	100%	$65,004,189	100%

Cost of sales:

Food, beverage and retail	13,956,063	27.4%	3,908,533	27.9%	17,864,596	27.5%
Labor	17,506,164	34.3%	5,299,015	37.8%	22,805,179	35.1%
Direct restaurant operating expenses	7,416,919	14.5%	2,202,420	15.7%	9,619,339	14.8%

Restaurant-level IBO*	$12,106,945	23.7%	$2,608,130	18.6%	$14,715,075	22.6%

Occupancy					4,814,456	7.4%
Pre-opening					211,262	0.3%
General and administrative					5,892,251	9.1%

Company-wide EBITDA*					3,797,106	5.8%

Depreciation and amortization					5,195,056
Exit or disposal activities, other					835,013

Operating loss					(2,232,963)

Interest:
Income					1,687
Expense					(4,748,325)
Net interest expense					(4,746,638)

Net loss as reported under GAAP					$(6,979,601)

*See accompanying disclosure regarding use of non-GAAP financial measures.

Certain percentages may not foot due to rounding.